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                                       3C

      Amendment to Articles of Incorporation re: Series "A" Preferred Stock



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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
                                       OF
                   Seychelle Environmental Technologies, Inc.


         We the undersigned, Carl Palmer, President, and Paul Lusby, Secretary of Seychelle Environmental Technologies, Inc. (The Corporation) do hereby certify:

         That the Board of Directors of the Corporation, by resolution dated January 31, 1998, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to add the following at the end of the first paragraph thereof:

         The Corporation hereby establishes a new class of Two Hundred Fifty
(250) shares of the Corporation's $0.01 per share Preferred Stock, which shall be designated Series "A" 13.5% Non Voting, Cumulative, Convertible Preferred Stock. Such Stock has rights which are superior to all other securities of the Corporation as to the payment of dividends and upon liquidation, carries a 13.5% cumulative dividend, payable quarterly if and when declared, is non-voting, and is redeemable by the Corporation and convertible into common shares of the Corporation upon terms and conditions to be established by the Corporation prior to the issuance of the said Stock.

         This Amendment was duly adopted by the Board of Directors of the Corporation as permitted under the authority of Section 78.1955 of the Nevada Revised Statutes, as amended and the Corporation's Articles of Amendment.



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Date January 31, 1998.

                                   Seychelle Environmental Technologies, Inc.

                                   By   Signed
                                     --------------------
                                        President

                                   and  Signed
                                      -------------------
                                        Secretary

STATE OF California        )
                           )   SS:
COUNTY OF Orange           )

         On this 4th day of March, 1998, before me, a Notary Public, personally appeared Carl Palmer, the President of Seychelle Environmental Technologies, Inc., who acknowledged that he executed the above instrument.

                                               Signed
                                               --------------------
                                               NOTARY PUBLIC

My Commission Expires: 6-21-99


STATE OF California        )
                           )   SS:
COUNTY OF Los Angeles      )

         On this 5th day of March, 1998, before me, a Notary Public, personally appeared Paul Lusby, the Secretary of Seychelle Environmental Technologies, Inc., who acknowledged that he executed the above instrument.

                                               Signed
                                               --------------------
                                               NOTARY PUBLIC
My Commission Expires: April 28, 2000